As filed with the Securities and Exchange Commission on August 18, 1997
                                                          Registration No. 333-
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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                 ___________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                 ___________________

                                 FORTE SOFTWARE, INC.
                (Exact name of registrant as specified in its charter)

         DELAWARE                                       94-3131872
    (State or other jurisdiction                        (IRS Employer
    of incorporation or organization)                 Identification No.)

                                 1800 HARRISON STREET
                                  OAKLAND, CA 94612
                 (Address of principal executive offices) (Zip Code)
                                 ___________________

                                 FORTE SOFTWARE, INC.
                                1997 STOCK OPTION PLAN
                             EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of the Plans)

                                   RODGER WEISMANN
                  SENIOR VICE PRESIDENT, FINANCE AND ADMINISTRATION,
                        CHIEF FINANCIAL OFFICER AND SECRETARY
                                 FORTE SOFTWARE, INC.
                                 1800 HARRISON STREET
                                  OAKLAND, CA 94612
                       (Name and address of agent for service)
                          _________________________________
            (Telephone number, including area code, of agent for service)
                                    (510) 869-3400

                           CALCULATION OF REGISTRATION FEE
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


     Title of                             Proposed Maximum   Proposed Maximum
     Securities                                Amount            Offering       Aggregate       Amount of
     to be                                     to be               Price         Offering       Registration
     Registered                              Registered (1)      Per Share (2)    Price (2)        Fee
    -----------                             -----------          ----------       -----           -----
1997 STOCK OPTION PLAN
----------------------
     Options                                845,914                 N/A            N/A            N/A
     Common Stock (par value $.001)         845,914              $11.6875       $9,886,620      $2,996


EMPLOYEE STOCK PURCHASE PLAN
----------------------------
     Common Stock (par value  $.001)        300,000             $11.6875        $3,506,250      $1,063




(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Option Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Forte Software, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Forte Software, Inc. on August 13, 1997.

                                        PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Forte Software, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, as filed with the SEC on June 26, 1997,

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, as filed with the SEC on August 5, 1997, and

         (c) The description of the Registrant's outstanding Common Stock contained in the Registrant's Registration Statement No. 0-27838 on Form 8-A filed with the SEC on February 28, 1996, pursuant to
              Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

Exhibit Number      Exhibit
--------------     --------

    4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-27838 on Form 8-A, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.
    5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
    23.1           Consent of Ernst & Young LLP, Independent Auditors.
    23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Option Plan and Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES
         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on this 15th day of August, 1997.

                                  FORTE SOFTWARE, INC.


                                  By:  /s/ MARTIN J. SPRINZEN
                                       -------------------------------------
                                        Martin J. Sprinzen
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                                  POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Forte Software, Inc., a Delaware corporation, do hereby constitute and appoint Martin J. Sprinzen and Rodger Weismann, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                                      Date
---------                      -------                                     ----
/s/ Martin J. Sprinzen         Chairman of the Board                       August 15, 1997
----------------------
Martin J. Sprinzen             President and Chief Executive Officer
                               (Principal Executive Officer)

/s/ Rodger Weismann            Senior Vice President, Finance and          August 15, 1997
----------------------
Rodger Weismann                Administration, Chief Financial Officer
                               and Secretary
                               (Principal Financial and Accounting Officer)





Signature                       Title                                      Date
---------                      -------                                     ----
----------------------------   Director                                    _______, 1997
Christos M. Cotsakos



/s/  THOMAS A. JERMOLUK        Director                                    August 5, 1997
-----------------------------
Thomas A. Jermoluk



/s/  WILLIAM H. YOUNGER, JR.   Director                                    August 15, 1997
----------------------------
William H. Younger, Jr.



                                    EXHIBIT INDEX


                                                                                                                      SEQUENTIALLY
EXHIBIT NUMBER      EXHIBIT                                                                                           NUMBERED PAGE
--------------      -------                                                                                          ---------------
  4                Instrument Defining Rights of Stockholders.  Reference is made to
                   Registrant's  Registration Statement No. 0-27838 on Form 8-A,
                   which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.
  5                Opinion and consent of Gunderson Dettmer Stough Villeneuve
                   Franklin & Hachigian, LLP.
 23.1              Consent of Ernst & Young LLP, Independent Auditors.
 23.2              Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
 24                Power of Attorney.  Reference is made to page II-4 of this Registration Statement.


